Exhibit 99.1

SolarEdge Announces Fourth Quarter 2023 and Full Year 2023
Financial Results

MILPITAS, Calif. — February 20, 2024. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, today announced its financial results for the fourth quarter ended December 31, 2023 and full year ended December 31, 2023.

Fourth Quarter 2023 Highlights

•	Revenues of $316.0 million
•	Revenues from solar segment of $282.4 million
•	GAAP gross margin of negative 17.9%
•	Non-GAAP gross margin[1] of 3.3%
•	Gross margin from solar segment of 4.0%
•	GAAP operating loss of $237.6 million
•	Non-GAAP operating loss[1] of $107.8 million
•	GAAP net loss of $162.4 million
•	Non-GAAP net loss[1] of $52.5 million
•	GAAP net loss per share (“EPS”) of $2.85
•	Non-GAAP net loss per share[1] of $0.92
•	901 Megawatts (AC) of inverters shipped
•	133 MWh of batteries shipped

Full Year 2023 Highlights

•	Revenues of $3.0 billion
•	Revenues from solar segment of $2.8 billion
•	GAAP gross margin of 23.6%
•	Non-GAAP gross margin[1] of 26.7%
•	Gross margin from solar segment of 29.2%
•	GAAP operating income of $40.2 million
•	Non-GAAP operating income[1] of $290.0 million
•	GAAP net income of $34.3 million
•	Non-GAAP net income[1] of $248.4 million
•	GAAP net diluted earnings per share of $0.60
•	Non-GAAP net diluted earnings per share[1] of $4.12
•	12.6 Gigawatts (AC) of inverters shipped
•	744 MWh of batteries shipped

1 Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

“Despite the challenges we faced in the second half of 2023, we concluded the year with $3.0 billion in revenue, just below 2022 levels,” said Zvi Lando, Chief Executive Officer of SolarEdge. “The first half of 2023 included record installations and expectations for continued growth, with a shift in the second half of the year to a weaker market due to higher interest rates and lower power prices, which resulted in an inventory buildup that slowed our shipments. Nevertheless, we believe we are well positioned for the next growth cycle in our industry due to our expanding product portfolio as well as the operational and cost reduction measures we have taken.”

Fourth Quarter 2023 Summary

The Company reported revenues of $316.0 million, down 56% from $725.3 million in the prior quarter and down 65% from $890.7 million in the same quarter last year.

Revenues from the solar segment were $282.4 million, down 58% from $676.9 million in the prior quarter and down 66% from $837.0 million in the same quarter last year.

GAAP gross margin was negative 17.9%, compared to 19.7% in the prior quarter and compared to 29.3% in the same quarter last year.

Non-GAAP gross margin1 was 3.3%, compared to 20.8% in the prior quarter and compared to 30.2% in the same quarter last year.

Gross margin from the solar segment was 4.0%, compared to 24.0% in the prior quarter and compared to 32.4% in the same quarter last year.

GAAP operating expenses were $181.2 million, up 14% from $159.5 million in the prior quarter and down 32% from $266.2 million in the same quarter last year.

Non-GAAP operating expenses1 were $118.3 million, down 8% from $128.0 million in the prior quarter and down 1% from $119.0 million in the same quarter last year.

GAAP operating loss was $237.6 million, compared to a GAAP operating loss of $16.8 million in the prior quarter and compared to GAAP operating loss of $5.2 million in the same quarter last year.

Non-GAAP operating loss1 was $107.8 million, compared to Non-GAAP operating income of $23.1 million in the prior quarter and compared to Non-GAAP operating income $149.6 million in the same quarter last year.

GAAP net loss was $162.4 million, compared to a GAAP net loss of $61.2 million in the prior quarter and compared to a GAAP net income of $20.8 million in the same quarter last year.

Non-GAAP net loss1 was $52.5 million, compared to a Non-GAAP net loss of $31.0 million in the prior quarter and compared to a Non-GAAP net income of $171.5 million in the same quarter last year.

GAAP net loss per share was $2.85, compared to a GAAP net loss per share of $1.08 in the prior quarter and compared to a GAAP net diluted EPS of $0.36 in the same quarter last year.

Non-GAAP net loss per share1 was $0.92, compared to a Non-GAAP net loss per share of $0.55 in the prior quarter and compared to a Non-GAAP net diluted EPS of $2.86 in the same quarter last year.

Cash used in operating activities was $139.9 million, compared with $40.6 million generated from operating activities in the prior quarter and $111.3 million generated from operating activities in the same quarter last year.

As of December 31, 2023, cash, cash equivalents, bank deposits, restricted bank deposits and marketable securities totaled $634.7 million, net of debt, compared to $831.4 million on September 30, 2023.

Full Year 2023 Summary

Total revenues of $3.0 billion, down 4% from $3.1 billion in the prior year.

Revenues from the solar segment were $2.8 billion, down 4% from $2.9 billion in the prior year.

GAAP gross margin was 23.6% compared to 27.2% in the prior year.

Non-GAAP gross margin1 was 26.7%, compared to 28.2% in the prior year.

Gross margin from the solar segment was 29.2%, compared to 29.8% in the prior year.

GAAP operating income was $40.2 million, down 75% from GAAP operating income of $166.1 million in the prior year.

Non-GAAP operating income1 was $290.0 million, down 34% from Non-GAAP operating income of $441.7 million in the prior year.

GAAP net income was $34.3 million, down 63% from GAAP net income of $93.8 million in the prior year.

Non-GAAP net income1 was $248.4 million, down 29% from Non-GAAP net income of $351.2 million in the prior year.

GAAP net diluted EPS was $0.60, down 64% from GAAP net diluted EPS of $1.65 in the prior year.

Non-GAAP net diluted EPS1 was $4.12, down 31% from Non-GAAP net diluted EPS of $5.95 in the prior year.

Cash used in operating activities was $180.1 million, compared with $31.3 million generated from operating activities in the prior year.

1 Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Outlook for the First Quarter 2024

The Company also provides guidance for the first quarter ending March 31, 2024 as follows:

•	Revenues to be within the range of $175 million to $215 million
•	Non-GAAP gross margin* expected to be within the range of negative 3% to positive 1%, including approximately 850 basis points of net IRA manufacturing tax credit
•	Non-GAAP operating expenses* to be within the range of $122 million to $130 million
•	Revenues from the solar segment to be within the range of $160 million to $200 million
•	Gross margin from the solar segment expected to be within the range of 1% to 5% including approximately 900 basis points of net IRA manufacturing tax credit

*Non-GAAP gross margin and Non-GAAP operating expenses are non-GAAP financial measures, and these forward-looking measures have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Non-GAAP gross margin and Non-GAAP operating expenses are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Conference Call

The Company will host a conference call to discuss its results for the fourth quarter ended December 31, 2023 and full year ended December 31, 2023 at 4:30 p.m. ET on Tuesday, February 20, 2024. The call will be available, live, to interested parties by dialing 800-579-2543. For international callers, please dial +1 785-424-1789. The Conference ID is SEDG.  To avoid a delay in connecting to the call, please dial in 10 minutes prior to the start time. A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, electric vehicle powertrains, and grid services solutions. SolarEdge is online at www.solaredge.com

Use of Non-GAAP Financial Measures

To provide investors and others with additional information regarding SolarEdge’s results, SolarEdge has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP gross margin, non-GAAP net income (loss), non-GAAP operating expenses, and non-GAAP net diluted earnings (loss) per share. SolarEdge has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure below. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, amortization and impairment of acquired intangible assets, restructuring and impairment charges, acquisition, disposition and other items, certain litigation and other contingencies, amortization of debt issuance cost, non-cash interest expense and non-cash revenue recognized from significant financing component, certain foreign currency exchange rates, gains and losses on investments, income and losses from equity method investments and discrete items that impacted our GAAP tax rate. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate.

SolarEdge’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate SolarEdge’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect SolarEdge’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in SolarEdge’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating SolarEdge’s operating results and future prospects from the same perspective as management and in comparing financial results across accounting periods.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect SolarEdge’s operations. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of SolarEdge’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review SolarEdge’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; cancellations and pushouts of existing backlog; installation rates; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, future demand for renewable energy including solar energy solutions; our ability to forecast demand for our products accurately and to match production to such demand as well as our customers’ ability to forecast demand based on inventory levels; macroeconomic conditions in our domestic and international markets, as well as inflation concerns, rising interest rates,  and recessionary concerns; changes, elimination or expiration of government subsidies and economic incentives for on-grid solar energy applications; changes in the U.S. trade environment; federal, state, and local regulations governing the electric utility industry with respect to solar energy; changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Inflation Reduction Act; the retail price of electricity derived from the utility grid or alternative energy sources; interest rates and supply of capital in the global financial markets in general and in the solar market specifically; competition, including introductions of power optimizer, inverter and solar photovoltaic system monitoring products by our competitors; developments in alternative technologies or improvements in distributed solar energy generation; historic cyclicality of the solar industry and periodic downturns; product quality or performance problems in our products; shortages, delays, price changes, or cessation of operations or production affecting our suppliers of key components; our dependence upon a small number of outside contract manufacturers and limited or single source suppliers; capacity constraints, delivery schedules, manufacturing yields, and costs of our contract manufacturers and availability of components; delays, disruptions, and quality control problems in manufacturing; existing and future responses to and effects of pandemics, epidemics, or other health crises; disruption in our global supply chain and rising prices of oil and raw materials as a result of various conflicts; our customers’ financial stability and our ability to retain customers; our ability to retain key personnel and attract additional qualified personnel; performance of distributors and large installers in selling our products; our ability to manage effectively the growth of our organization and expansion into new markets and integration of acquired businesses; our ability to recognize expected benefits from restructuring plans; disruption to our business operations due to the evolving state of war in Israel and political conditions related to the Israeli government's plans to significantly reduce the Israeli Supreme Court's judicial oversight; consolidation in the solar industry among our customers and distributors; cyber incidents; and other matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 22, 2023 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of February 20, 2024.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contacts
SolarEdge Technologies, Inc.
JB Lowe, Head of Investor Relations
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	Unaudited
Revenues	$316,044	$890,702	$2,976,528	$3,110,279
Cost of revenues	372,469	629,655	2,272,705	2,265,631
Gross profit (loss)	(56,425)	261,047	703,823	844,648
Operating expenses:
Research and development	75,001	78,959	321,482	289,814
Sales and marketing	38,779	42,663	164,318	159,680
General and administrative	34,628	30,013	146,504	112,496
Goodwill impairment	—	90,104	—	90,104
Other operating expenses, net	32,748	24,471	31,314	26,434
Total operating expenses	181,156	266,210	663,618	678,528
Operating income (loss)	(237,581)	(5,163)	40,205	166,120
Financial income, net	22,055	55,812	41,212	3,750
Other income (loss)	291	475	(318)	7,285
Income (loss) before income taxes	(215,235)	51,124	81,099	177,155
Income tax benefit (expenses)	53,202	(30,295)	(46,420)	(83,376)
Net loss from equity method investments	(350)	—	(350)	—
Net income (loss)	$(162,383)	$20,829	$34,329	$93,779

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$338,468	$783,112
Marketable securities	521,570	241,117
Trade receivables, net of allowances of $16,400 and $3,202, respectively	622,425	905,146
Inventories, net	1,443,449	729,201
Prepaid expenses and other current assets	378,394	241,082
Total current assets	3,304,306	2,899,658
LONG-TERM ASSETS:
Marketable securities	407,825	645,491
Deferred tax assets, net	80,912	44,153
Property, plant and equipment, net	614,579	543,969
Operating lease right-of-use assets, net	64,167	62,754
Intangible assets, net	35,345	19,929
Goodwill	42,996	31,189
Other long-term assets	37,601	18,806
Total long-term assets	1,283,425	1,366,291
Total assets	4,587,731	4,265,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables, net	386,471	459,831
Employees and payroll accruals	76,966	85,158
Warranty obligations	183,047	103,975
Deferred revenues and customers advances	40,836	26,641
Accrued expenses and other current liabilities	205,911	214,112
Total current liabilities	893,231	889,717
LONG-TERM LIABILITIES:
Convertible senior notes, net	627,381	624,451
Warranty obligations	335,197	281,082
Deferred revenues	214,607	186,936
Finance lease liabilities	41,892	45,385
Operating lease liabilities	45,070	46,256
Other long-term liabilities	18,444	15,756
Total long-term liabilities	1,282,591	1,199,866
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 125,000,000 shares as of December 31, 2023 and December 31, 2022; issued and outstanding: 57,123,437 and 56,133,404 shares as of December 31, 2023 and December 31, 2022, respectively	6	6
Additional paid-in capital	1,680,622	1,505,632
Accumulated other comprehensive loss	(46,885)	(73,109)
Retained earnings	778,166	743,837
Total stockholders’ equity	2,411,909	2,176,366
Total liabilities and stockholders’ equity	$4,587,731	$4,265,949

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)

	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$34,329	$93,779
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	57,196	49,676
Loss (gain) from exchange rate fluctuations	(26,878)	9,527
Stock-based compensation expenses	149,945	145,539
Impairment of goodwill and long-lived assets	30,790	119,141
Deferred income taxes, net	(43,071)	(11,055)
Other items	8,164	4,382
Changes in assets and liabilities:
Inventories, net	(690,854)	(341,085)
Prepaid expenses and other assets	(91,523)	(64,991)
Trade receivables, net	296,429	(457,610)
Trade payables, net	(67,795)	194,524
Employees and payroll accruals	21,419	26,238
Warranty obligations	133,090	120,169
Deferred revenues and customers advances	39,632	44,376
Accrued expenses and other liabilities, net	(30,986)	98,674
Net cash provided by (used in) operating activities	(180,113)	31,284
Cash flows from investing activities:
Investment in available-for-sale marketable securities	(296,396)	(507,171)
Proceeds from sales and maturities of available-for-sale marketable securities	280,189	231,210
Purchase of property, plant and equipment	(170,523)	(169,341)
Disbursements for loans receivables	(58,000)	—
Business combinations, net of cash acquired	(16,653)	—
Purchase of intangible assets	(10,600)	—
Investment in privately-held companies	(8,000)	—
Proceeds from governmental grant	6,794	4,479
Proceeds from sale of a privately-held company	1,313	24,362
Other investing activities	2,982	(583)
Net cash used in investing activities	(268,894)	(417,044)
Cash flows from financing activities:
Tax withholding in connection with stock-based awards, net	(9,259)	3,023
Payments of finance lease liability	(2,794)	(2,834)
Proceeds from secondary public offering, net of issuance costs	—	650,526
Repayment of bank loans	(129)	(138)
Other financing activities	226	4,030
Net cash provided by (used in) financing activities	(11,956)	654,607
Increase (decrease) in cash and cash equivalents	(460,963)	268,847
Cash and cash equivalents at the beginning of the period	783,112	530,089
Effect of exchange rate differences on cash and cash equivalents	16,319	(15,824)
Cash and cash equivalents at the end of the period	$338,468	$783,112

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Three months ended					Year ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022	December 31, 2021
Gross profit (GAAP)	$(56,425)	$142,817	$317,305	$300,126	$261,047	$703,823	$844,648	$629,318
Revenues from finance component	(230)	(215)	(202)	(187)	(174)	(834)	(614)	(418)
Discontinued operation	36,648	—	—	—	—	36,648	4,314	—
Stock-based compensation	5,468	5,882	5,923	5,927	6,810	23,200	21,818	18,743
Amortization of stock-based compensation capitalized in inventories	343	441	316	—	—	1,100	—	—
Amortization and depreciation of acquired asset	1,555	2,096	872	1,515	961	6,038	7,429	9,326
Restructuring charges	23,154	—	—	—	—	23,154	—	—
Gross profit (Non-GAAP)	$10,513	$151,021	$324,214	$307,381	$268,644	$793,129	$877,595	$656,969

Gross margin (GAAP)	(17.9)%	19.7%	32.0%	31.8%	29.3%	23.6%	27.2%	32.0%
Revenues from finance component	(0.1)	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Discontinued operation	11.6	—	—	—	—	1.2	0.1	—
Stock-based compensation	1.8	0.8	0.6	0.6	0.8	0.9	0.7	1.0
Amortization of stock-based compensation capitalized in inventories	0.1	0.0	0.0	—	—	0.0	—	—
Amortization and depreciation of acquired asset	0.5	0.3	0.1	0.2	0.1	0.2	0.2	0.5
Restructuring charges	7.3	—	—	—	—	0.8	—	—
Gross margin (Non-GAAP)	3.3%	20.8%	32.7%	32.6%	30.2%	26.7%	28.2%	33.5%

Operating expenses (GAAP)	$181,156	$159,543	$166,947	$155,972	$266,210	$663,618	$678,528	$422,179
Stock-based compensation - R&D	(15,982)	(16,481)	(17,272)	(17,209)	(16,854)	(66,944)	(63,211)	(45,424)
Stock-based compensation - S&M	(7,347)	(7,739)	(7,822)	(8,079)	(7,928)	(30,987)	(31,017)	(22,834)
Stock-based compensation - G&A	(6,133)	(6,713)	(7,948)	(8,020)	(7,015)	(28,814)	(29,493)	(15,592)
Amortization and depreciation of acquired assets - R&D	(58)	(329)	(289)	(313)	(301)	(989)	(1,206)	(530)
Amortization and depreciation of acquired assets - S&M	(190)	(321)	(235)	(181)	(173)	(927)	(822)	(927)
Amortization and depreciation of acquired assets - G&A	(2)	(4)	17	(26)	(4)	(15)	(21)	(29)
Discontinued operation	(388)	—	—	—	—	(388)	—	—
Assets impairment	(30,790)	—	—	—	(114,473)	(30,790)	(119,141)	(2,209)
Gain (loss) from assets sales and disposal	(172)	—	—	1,434	(102)	1,262	2,603	976
Certain litigation and other contingencies	(1,786)	—	—	—	—	(1,786)	—	—
Acquisition costs	—	—	(135)	—	(350)	(135)	(350)	—
Operating expenses (Non-GAAP)	$118,308	$127,956	$133,263	$123,578	$119,010	$503,105	$435,870	$335,610

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Three months ended					Year ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022	December 31, 2021
Operating income (loss) (GAAP)	$(237,581)	$(16,726)	$150,358	$144,154	$(5,163)	$40,205	$166,120	$207,139
Revenues from finance component	(230)	(215)	(202)	(187)	(174)	(834)	(614)	(418)
Discontinued operation	37,036	—	—	—	—	37,036	4,314	—
Stock-based compensation	34,930	36,815	38,965	39,235	38,607	149,945	145,539	102,593
Amortization of stock-based compensation capitalized in inventories	343	441	316	—	—	1,100	—	—
Amortization and depreciation of acquired assets	1,805	2,750	1,379	2,035	1,439	7,969	9,478	10,812
Restructuring charges	23,154	—	—	—	—	23,154	—	—
Assets impairment	30,790	—	—	—	114,473	30,790	119,141	2,209
Loss (gain) from assets sales and disposal	172	—	—	(1,434)	102	(1,262)	(2,603)	(976)
Certain litigation and other contingencies	1,786	—	—	—	—	1,786	—	—
Acquisition costs	—	—	135	—	350	135	350	—
Operating income (loss) (Non-GAAP)	$(107,795)	$23,065	$190,951	$183,803	$149,634	$290,024	$441,725	$321,359

Financial income (expense), net (GAAP)	$22,055	$(7,901)	$3,384	$23,674	$55,812	$41,212	$3,750	$(19,915)
Non cash interest expense	3,422	3,284	3,105	2,892	2,685	12,703	9,954	8,674
Unrealized losses (gains)	—	—	—	—	119	—	119	(541)
Currency fluctuation related to lease standard	4,359	(2,788)	(2,107)	(2,519)	749	(3,055)	(11,187)	2,007
Financial income (expense), net (Non-GAAP)	$29,836	$(7,405)	$4,382	$24,047	$59,365	$50,860	$2,636	$(9,775)

Other income (loss) (GAAP)	$291	$(484)	$—	$(125)	$475	$(318)	$7,285	$—
Loss (gain) from sale of investments	(291)	484	—	—	(475)	193	(8,008)	—
Other income (loss) (Non-GAAP)	$—	$—	$—	$(125)	$—	$(125)	$(723)	$—

Income tax benefit (expense) (GAAP)	$53,202	$(36,065)	$(34,232)	$(29,325)	$(30,295)	$(46,420)	$(83,376)	$(18,054)
Uncertain tax positions	—	—	—	—	—	—	—	(9,007)
Income tax adjustment	(27,699)	(10,561)	(3,735)	(3,901)	(7,186)	(45,896)	(9,067)	(11,639)
Income tax benefit (expense) (Non-GAAP)	$25,503	$(46,626)	$(37,967)	$(33,226)	$(37,481)	$(92,316)	$(92,443)	$(38,700)

Equity method investments income (loss) (GAAP)	$(350)	$—	$—	$—	$—	$(350)	$—	$—
Loss from equity method investments	350	—	—	—	—	350	—	—
Equity method investments income (loss) (Non-GAAP)	$—	$—	$—	$—	$—	$—	$—	$—

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP Net income (loss)
	Three months ended					Year ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022	December 31, 2021
Net income (loss) (GAAP)	$(162,383)	$(61,176)	$119,510	$138,378	$20,829	$34,329	$93,779	$169,170
Revenues from finance component	(230)	(215)	(202)	(187)	(174)	(834)	(614)	(418)
Discontinued operation	37,036	—	—	—	—	37,036	4,314	—
Stock-based compensation	34,930	36,815	38,965	39,235	38,607	149,945	145,539	102,593
Amortization of stock-based compensation capitalized in inventories	343	441	316	—	—	1,100	—	—
Amortization and depreciation of acquired assets	1,805	2,750	1,379	2,035	1,439	7,969	9,478	10,812
Restructuring charges	23,154	—	—	—	—	23,154	—	—
Assets impairment	30,790	—	—	—	114,473	30,790	119,141	2,209
Loss (gain) from assets sales and disposal	172	—	—	(1,434)	102	(1,262)	(2,603)	(976)
Certain litigation and other contingencies	1,786	—	—	—	—	1,786	—	—
Acquisition costs	—	—	135	—	350	135	350	—
Non cash interest expense	3,422	3,284	3,105	2,892	2,685	12,703	9,954	8,674
Unrealized losses (gains)	—	—	—	—	119	—	119	(541)
Currency fluctuation related to lease standard	4,359	(2,788)	(2,107)	(2,519)	749	(3,055)	(11,187)	2,007
Loss (gain) from sale of investments	(291)	484	—	—	(475)	193	(8,008)	—
Uncertain tax positions	—	—	—	—	—	—	—	(9,007)
Income tax adjustment	(27,699)	(10,561)	(3,735)	(3,901)	(7,186)	(45,896)	(9,067)	(11,639)
equity method adjustments	350	—	—	—	—	350	—	—
Net income (loss) (Non-GAAP)	$(52,456)	$(30,966)	$157,366	$174,499	$171,518	$248,443	$351,195	$272,884

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP Net basic earnings (loss)
	Three months ended					Year ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022	December 31, 2021
Net basic earnings (loss) per share (GAAP)	(2.85)	(1.08)	2.12	2.46	0.37	0.61	1.70	3.24
Revenues from finance component	(0.01)	0.00	(0.01)	0.00	0.00	(0.02)	(0.01)	(0.01)
Discontinued operation	0.65	—	—	—	—	0.66	0.08	—
Stock-based compensation	0.62	0.65	0.70	0.70	0.69	2.65	2.64	1.97
Amortization of stock-based compensation capitalized in	0.00	0.00	0.00	—	—	0.02	—	—
Amortization and depreciation of acquired assets	0.04	0.05	0.03	0.03	0.02	0.14	0.17	0.21
Restructuring charges	0.40	—	—	—	—	0.41	—	—
Assets impairment	0.54	—	—	—	2.05	0.54	2.17	0.05
Loss (gain) from assets sales and disposal	0.01	—	—	(0.02)	—	(0.02)	(0.02)	(0.03)
Certain litigation and other contingencies	0.03	—	—	—	—	0.03	—	—
Acquisition costs	—	—	0.00	—	0.01	—	(0.02)	—
Non cash interest expense	0.06	0.06	0.05	0.05	0.05	0.23	0.18	0.16
Unrealized losses (gains)	—	—	—	—	(0.01)	—	(0.01)	(0.01)
Currency fluctuation related to lease standard	0.07	(0.05)	(0.03)	(0.05)	0.02	(0.06)	(0.20)	0.04
Loss (gain) from sale of investments	0.00	0.01	—	—	(0.01)	0.01	(0.14)	—
Uncertain tax positions	—	—	—	—	—	—	—	(0.17)
Income tax adjustment	(0.49)	(0.19)	(0.07)	(0.07)	(0.13)	(0.81)	(0.16)	(0.22)
equity method adjustments	0.01	—	—	—	—	0.00	—	—
Net basic earnings (loss) per share (Non-GAAP)	(0.92)	(0.55)	2.79	3.10	3.06	4.39	6.38	5.23

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP Net diluted earnings (loss)
	Three months ended					Year ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022	December 31, 2021
Net diluted earnings (loss) per share (GAAP)	(2.85)	(1.08)	2.03	2.35	0.36	0.60	1.65	3.06
Revenues from finance component	(0.01)	0.00	(0.01)	(0.01)	0.00	(0.01)	(0.01)	(0.01)
Discontinued operation	0.65	—	—	—	—	0.64	0.08	—
Stock-based compensation	0.62	0.65	0.62	0.62	0.64	2.57	2.43	1.77
Amortization of stock-based compensation capitalized in inventories	0.00	0.00	0.00	—	—	0.02	—	—
Amortization and depreciation of acquired assets	0.04	0.05	0.03	0.03	0.02	0.14	0.16	0.19
Restructuring charges	0.40	—	—	—	—	0.40	—	—
Assets impairment	0.54	—	—	—	1.91	0.53	2.02	0.04
Loss (gain) from assets sales and disposal	0.01	—	—	(0.02)	—	(0.02)	(0.02)	(0.02)
Certain litigation and other contingencies	0.03	—	—	—	—	(0.16)	—	—
Acquisition costs	—	—	0.00	—	0.01	0.01	(0.02)	—
Non cash interest expense	0.06	0.06	0.04	0.04	0.03	0.21	0.13	0.12
Unrealized losses (gains)	—	—	—	—	0.00	—	0.00	(0.01)
Currency fluctuation related to lease standard	0.07	(0.05)	(0.03)	(0.04)	0.01	(0.05)	(0.19)	0.03
Loss (gain) from sale of investments	0.00	0.01	—	—	0.00	0.00	(0.13)	—
Uncertain tax positions	—	—	—	—	—	—	—	(0.16)
Income tax adjustment	(0.49)	(0.19)	(0.06)	(0.07)	(0.12)	(0.76)	(0.15)	(0.20)
equity method adjustments	0.01	—	—	—	—	0.00	—	—
Net diluted earnings (loss) per share (Non-GAAP)	(0.92)	(0.55)	2.62	2.90	2.86	4.12	5.95	4.81

Number of shares used in computing net diluted earnings (loss) per share (GAAP)	56,916,831	56,671,504	59,183,666	59,193,831	58,734,719	57,237,518	55,087,770	55,971,030
Stock-based compensation	—	—	986,527	939,571	1,237,266	725,859	963,373	773,636
Notes due 2025	—	—	—	—	—	2,276,818	—	—
Number of shares used in computing net diluted earnings (loss) per share (Non-GAAP)	56,916,831	56,671,504	60,170,193	60,133,402	59,971,985	60,240,195	56,051,143	56,744,666